Calculation of Filing Fee Tables
S-3
DEERE & CO
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	Debt Securities	457(r)				0.0001381
Fees to be Paid	2	Debt	Guaranteed Debt Securities	457(r)				0.0001381
Fees to be Paid	3	Other	Warrants to Purchase Debt Securities	457(r)				0.0001381
Fees to be Paid	4	Equity	Preferred Stock	457(r)				0.0001381
Fees to be Paid	5	Equity	Depositary Shares	457(r)				0.0001381
Fees to be Paid	6	Equity	Common Stock	457(r)				0.0001381
Fees to be Paid	7	Other	Warrants to Purchase Common Stock	457(r)				0.0001381
Fees to be Paid	8	Other	Currency Warrants	457(r)				0.0001381
Fees to be Paid	9	Other	Indexed and Other Warrants	457(r)				0.0001381
Fees to be Paid	10	Other	Stock Purchase Contracts	457(r)				0.0001381
Fees to be Paid	11	Other	Stock Purchase Units	457(r)				0.0001381
Fees to be Paid	12	Other	Guarantees	Other				0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	An unspecified aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, Deere & Company is deferring payment of all of the registration fee and will pay the registration fee subsequently in advance or on a pay-as-you-go basis. The Registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, to defer payment of all registration fees. In connection with the securities offered hereby, the Registrant will pay "pay-as-you-go registration fees" in accordance with Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment. Warrants to purchase the above-referenced securities may be offered and sold separately or together with other securities. An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices, including securities that may be issued upon exercise, conversion, settlement or exchange of, any securities offered hereunder.

[2]	See Note 1.

[3]	See Note 1.

[4]	See Note 1.

[5]	See Note 1.

[6]	See Note 1.

[7]	See Note 1.

[8]	See Note 1.

[9]	See Note 1.

[10]	See Note 1.

[11]	See Note 1.

[12]	No separate consideration will be received for the guarantees.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date